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                          CROSS MEDICAL PRODUCTS, INC.

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                                 Exhibit 23(b)

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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement of Cross Medical Products, Inc. on Form S-8 of our reports dated March 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Cross Medical Products, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994.

                                                  /s/ Coopers & Lybrand L.L.P.


Columbus, Ohio
June 11, 1997